SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: February 7, 2002

YAHOO! INC..

(Exact name of registrant as specified in its charter)

0-28018

(Commission File Number)

DELAWARE	77–0398689
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

701 FIRST AVE.

SUNNYVALE, CALIFORNIA 94089

(Address of principal executive offices, with zip code)

(408) 349-3300

(Registrant’s telephone number, including area code)

Item 5. Other Events

On February 7, 2002, Yahoo! Inc., a Delaware corporation (“Yahoo!”), announced the exchange ratio, or the number of shares of Yahoo! common stock and the corresponding cash consideration to be exchanged for each share of HotJobs common stock tendered by HotJobs stockholders.  In addition, Yahoo! also announced that the Securities and Exchange Commission has declared effective Yahoo!’s registration statement relating to the exchange offer for all shares of HotJobs common stock in exchange for cash and common stock of Yahoo!, pursuant to the terms of its previously executed merger agreement with HotJobs.

A copy of Yahoo!’s press release announcing the exchange ratio and other information is attached as Exhibit 99.1 hereto and incorporated by reference herein.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

99.1         Press Release dated February 7, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YAHOO! INC.

Date: February 7, 2002	By:	/s/ Susan Decker
Susan Decker
Executive Vice President, Finance and Administration, and Chief Financial Officer

YAHOO! INC.

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release dated February 7, 2002.